UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 16, 2004

Universal Access Global Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28559

(Commission File Number)

36-4408076

(IRS Employer Identification Number)

233 South Wacker Drive, Suite 600, Chicago, Illinois 60606

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 660-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On August 16, 2004, the date that PricewaterhouseCoopers LLP completed its procedures on the interim financial statements of Universal Access Global Holdings Inc. (the "Company") for the quarter ended June 30, 2004, the resignation of PricewaterhouseCoopers LLP as the Company’s independent accountants became effective.  PricewaterhouseCoopers LLP has previously notified the Company that it would so resign.

During the two most recent fiscal years and through August 16, 2004, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

The reports of PricewaterhouseCoopers LLP on the Company’s consolidated financial statements as of and for the year ended December 31, 2003, included an explanatory paragraph disclosing that recurring losses from operations, negative cash flows from operating activities, decreasing revenues, and a net working capital deficiency raise substantial doubt about the Company’s ability to continue as a going concern.  The report of PricewaterhouseCoopers LLP for the Company’s consolidated financial statements as of and for the year ended December 31, 2002, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and through August 16, 2004, there have been no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter, dated August 23, 2004, is filed as Exhibit 16 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 16	Letter from PricewaterhouseCoopers LLP dated August 23, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 23, 2004

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

By:	/s/ Randall R. Lay
Randall R. Lay
Chief Executive Officer

Exhibit Index

Exhibit No.

16	Letter from PricewaterhouseCoopers LLP dated August 23, 2004.